   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 21, 2000



                       PAN PACIFIC RETAIL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



            MARYLAND                     001-13243              33-0752457
  (State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)       File Number)      Identification Number)


       1631-B SOUTH MELROSE DRIVE
           VISTA, CALIFORNIA                                       92083
(Address of principal executive offices)                        (Zip Code)


                                 (760) 727-1002
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

================================================================================

ITEM 5. OTHER EVENTS.

ACQUISITION OF WESTERN PROPERTIES TRUST

         On November 13, 2000, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 21, 2000 between us and Western Properties Trust, a California real estate investment trust, WPT, Inc., a California corporation (which was the successor to Western immediately prior to the merger) merged with and into us. In the merger, approximately 11.7 million shares of our common stock (including subsidiary units convertible into shares of our common stock) were issued to WPT's shareholders.

         Upon completion of the merger, we became the largest publicly-held West Coast neighborhood shopping center real estate investment trust with a total market capitalization of $1.3 billion, based on the closing price of our common stock as of November 30, 2000, the pro forma number of shares of our common stock outstanding as of November 30, 2000 and our pro forma outstanding indebtedness as of November 30, 2000.

         As of November 30, 2000, we owned and controlled a portfolio of 111 shopping center properties of which 107 are located in the western United States, including 46 in Northern California, 14 in Southern California, 13 in Nevada, 24 in Oregon and 10 in Washington. Of these 111 properties, 75 are shopping centers anchored by national or regional supermarkets such as Raley's Supermarkets, Von's, Safeway, Albertson's and Quality Food Centers. As of November 30, 2000, our portfolio was 97% leased to 2,200 retailers.

         Upon completion of the merger, we expanded our board of directors to seven members, adding Joseph P. Colmery and James L. Stell, two former independent trustees from Western's board of trustees. With the addition of these two additional independent directors, five of our seven directors are independent.

         In connection with the merger, we assumed Western's obligations under $50 million principal amount of 7.875% Unsecured Senior Notes Due 2004, $25 million principal amount of 7.10% Unsecured Senior Notes Due 2006, $25 million principal amount of 7.20% Unsecured Senior Notes Due 2008 and $25 million principal amount of 7.30% Unsecured Senior Notes Due 2010, and the indentures under which the notes were issued.

LITIGATION

         On November 8, 2000, Bryant M. Bennett, as Trustee of the Bryant M. Bennett and Inga A. Bennett Trust U/A October 25, 1990, known as The Bennett Family Trust, filed a complaint in the Superior Court of the State of California, County of Alameda, on behalf of himself and all others similarly situated, against us; Western; WPT; Bradley N. Blake; L. Gerald Hunt; Dennis D. Ryan; James L. Stell; Reginald B. Oliver; L. Michael Foley; Joseph P. Colmery; Revenue Properties (U.S.), Inc.; and Stuart A. Tanz. A copy of the complaint is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

         The allegations of the complaint arise from our recent acquisition of Western. Plaintiff's complaint alleges that the merger terms between us and Western were unfair and violated the defendants' fiduciary obligations to Western's shareholders. The complaint alleges that we and Western issued a joint proxy statement/prospectus that was false and misleading and failed to present material information known to the defendants. The complaint further alleges that the board of trustees of Western improperly rejected higher and better offers from other potential bidders. The complaint's causes of action include breach of fiduciary duty, abuse of control in breach of fiduciary duty, fraud and deceit, negligent misrepresentation, constructive fraud, violation of California Corporations Code Sections 25400, 25401, and 25402, and unjust enrichment.

         The complaint seeks certification as a class action on behalf of a class consisting of all shareholders of Western as of September 29, 2000 and shareholders of WPT as of November 9, 2000. The complaint seeks a judgment awarding compensatory, general, special, and punitive damages, costs and attorney's fees.

         We believe we have meritorious defenses against each of plaintiff's claims and we intend to vigorously and effectively defend against them. It should be noted, however, that the outcome of any litigation is by its nature unpredictable and we therefore cannot assure you that we will successfully defend this action.

CERTAIN CAUTIONARY STATEMENTS

         The following cautionary statements should be read in conjunction with the information contained in our Annual Report on Form 10-K under the heading "Certain Cautionary Statements."

         WE MAY NOT REALIZE THE EXPECTED BENEFITS OF OUR ACQUISITION OF WESTERN PROPERTIES TRUST, SUCH AS COST SAVINGS, OPERATING EFFICIENCIES AND OTHER SYNERGIES.

         We recently acquired Western Properties Trust, a California real estate investment trust, in a stock-for-stock merger. Unforeseen difficulties in integrating the Western Properties Trust portfolio may cause the disruption of, or a loss of momentum in, the activities of our business and may materially harm our financial performance.

         WE MAY BE UNABLE TO RETAIN OUR TENANTS AND RELET SPACE.

         We are subject to the risks that, upon expiration or termination, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. While we budget for renovation and reletting expenses, which takes into consideration our view of both the current and expected market conditions in the geographic regions in which our properties are located, we cannot assure you that these reserves will be sufficient to cover these costs. Our cash flow and ability to make expected distributions to stockholders could be adversely affected if:

         o we are unable to promptly relet or renew leases for all or a substantial portion of this space;

         o the rental rates upon renewal or reletting are significantly lower than expected; or

         o    our reserves for these purposes prove inadequate.

         WE ARE DEPENDENT ON MARKET CONDITIONS IN OUR GEOGRAPHIC REGIONS.

         At November 30, 2000, we have 46 properties located in Northern California, 14 properties located in Southern California, 13 properties located in Nevada, 24 properties located in Oregon and 10 properties located in Washington. To the extent that general economic or other relevant conditions in these regions decline and result in a decrease in consumer demand in these regions, our performance may be adversely affected.

         WE LACK AN OPERATING HISTORY WITH RESPECT TO RECENTLY ACQUIRED PROPERTIES AS WELL AS THE DEVELOPMENT OF PROPERTIES.

         At November 30, 2000, we owned and operated 111 properties, consisting of approximately 13.4 million square feet of owned space. Sixty of our properties have been acquired since January 1, 1999, and may have characteristics or deficiencies currently unknown to us that affect their value or revenue potential. It is also possible that the operating performance of these properties may decline under our management. As we acquire additional properties, we will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, our ability to manage our growth effectively will require us to successfully integrate our new acquisitions into our existing management structure. We cannot assure you that we will succeed with this integration or effectively manage additional properties. We also cannot assure you that newly acquired properties will perform as expected.

         WE ARE SUBJECT TO RISKS NORMALLY ASSOCIATED WITH DEBT FINANCING.

         We are subject to risks normally associated with debt financing, including:

         o the risk that our cash flow will be insufficient to meet required payments of principal and interest;

         o the risk that existing indebtedness on our properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced; or

         o the terms of any refinancing will not be as favorable as the terms of existing indebtedness.

         At November 30, 2000, we had outstanding indebtedness of approximately $618,985,000. Since we anticipate that only a small portion of the principal of the indebtedness will be repaid prior to maturity, and that we will not have funds on hand sufficient to repay the balance of the indebtedness in full at maturity, it will be necessary for us to refinance the debt either through additional borrowings or equity or debt offerings. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, we expect that our cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all of this maturing debt. Also, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to refinanced indebtedness would increase. This could adversely affect our cash flow and our ability to make expected distributions to our stockholders. In addition, if we are unable to refinance the indebtedness on acceptable terms, we might dispose of properties upon disadvantageous terms, which might result in losses to us and might adversely affect funds available for distribution to stockholders.

         WE ARE SUBJECT TO RISKS RELATING TO POTENTIAL DEFAULTS UNDER MORTGAGE FINANCING.

         As of November 30, 2000, we had approximately $234,940,000 in principal amount of mortgage financing. The payment and other obligations under certain of the mortgage financing is secured by cross-collateralized, and cross-defaulted first mortgage liens in the aggregate amount of approximately $55,396,000 on four properties, $52,569,000 on four other properties, $16,725,000 on three properties and $34,300,000 on two properties. If we are unable to meet our obligations under the mortgage financing, the properties securing that debt could be foreclosed upon. This could have a material adverse effect on us and our ability to make expected distributions and could threaten our continued viability.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

               99.1 Complaint filed by Bryant M. Bennett as Trustee of the Bryant M. Bennett and Inga A. Bennett Trust U/A October 25, 1990, against Pan Pacific Retail Properties, Inc., Western Properties Trust, WPT, Inc., Bradley N. Blake, L. Gerald Hunt, Dennis D. Ryan, James L. Stell, Reginald B. Oliver, L. Michael Foley, Joseph P. Colmery, Revenue Properties (U.S.), Inc., and Stuart A. Tanz.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PAN PACIFIC RETAIL PROPERTIES, INC.


                                         By: /s/ LAURIE A. SNEVE
                                             -----------------------------------
                                             Name: Laurie A. Sneve
                                             Title: Vice President, Controller



Dated: December 20, 2000

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER                        DESCRIPTION
     -------                       -----------

      99.1         Complaint filed by Bryant M. Bennett as Trustee of the Bryant
                   M. Bennett and Inga A. Bennett Trust U/A October 25, 1990, against Pan Pacific Retail Properties, Inc., Western Properties Trust, WPT, Inc., Bradley N. Blake, L. Gerald Hunt, Dennis D. Ryan, James L. Stell, Reginald B. Oliver, L. Michael Foley, Joseph P. Colmery, Revenue Properties (U.S.), Inc., and Stuart A. Tanz.